For Immediate Release
Phone: 609-561-9000
Investor Relations Contact: Stephen Clark x4260
Media Contact: Joanne Brigandi x4240
February 28, 2008

SJI Reports 2007 Results

Folsom, NJ – South Jersey Industries (NYSE: SJI) today announced income from continuing operations for 2007 of $62.7 million, compared with income from continuing operations of $72.3 million in 2006. Earnings per share from continuing operations for 2007 totaled $2.12 compared with $2.47 for 2006. SJI’s Economic Earnings for 2007 were up 14% to $61.8 million for 2007, from $54.0 million for 2006. Economic Earnings per share from continuing operations were $2.09 for 2007, a 13% increase over the $1.85 per share posted for 2006.

“SJI’s performance for 2007 reflects the strong foundation we have established for this company,” said SJI Chairman & CEO Edward Graham. “The combination of our growing, increasingly efficient, and well capitalized utility, and our energy centered non-utility businesses provided a broad base of support for the sharp improvement in Economic Earnings we saw in SJI’s 2007 performance. More importantly, these businesses evidence real growth prospects that should position SJI well for the years ahead,” continued Graham. SJI’s goal is to produce 6%-7% average annual Economic Earnings per share growth on a long-term, forward-looking basis.

The non-GAAP measure, Economic Earnings, adjusts net income by eliminating all unrealized gains and losses on commodity derivative transactions and adjusts for realized gains and losses attributed to hedges on inventory transactions. (Please refer to the Explanation and Reconciliation of Non-GAAP Measures at the end of this release.)

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SJI’s 2007 Highlights:

➢	Produced record earnings on an Economic Earnings basis.
➢	Increased our annualized dividend by $0.10 to $1.08 per share, a 10% hike.
➢	Combined with dividends paid in 2007, shareholders received a total return of 11% on investment.
➢	For the 5-year period ended December 31, 2007, investors realized a 21% annualized total return.
➢	Maintained a strong balance sheet: equity-to-capitalization ratio, including short-term debt, was 50.3% at December 31, 2007, compared with 44.4% at the end of 2006.
➢	Moody’s Investor Service raised the ratings outlook for South Jersey Gas to positive.
➢
KLD Research & Analytics announced the inclusion of SJI in its Global Climate 100 Index, a specialty index of companies whose activities demonstrate the greatest potential for mitigating immediate and long-term causes of climate change.

Utility Business Posts Record Performance: For 2007, SJG reported net income of $38.0 million, a 6% increase from the $35.8 million earned during 2006. Performance for the year was driven by customer margin growth and lower interest expense. SJG reported net income of $11.6 million for the fourth quarter of 2007 compared with $12.2 million for the fourth quarter of 2006. Performance for the year and the quarter was impacted by an increase in our reserve for uncollectible accounts related to a higher accounts receivable balance. Receivables were up due to colder weather experienced at the end of 2007 than at the end of 2006.

•
Conservation Incentive Program Delivers Results – The CIP protected $7.5 million of 2007 net income for SJG by offsetting the impacts of reduced customer utilization levels. The CIP has enabled SJG to actively promote energy conservation in our service territory, helping our customers lower their energy bills. In addition, our customers are also benefiting under the CIP from reduced costs achieved within our gas supply and storage portfolio. During the first CIP program year, residential heating customers reduced their annual consumption by approximately 1.4%.

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Customer Margin Up 6.3% - South Jersey Gas added 5,614 customers, a 1.7% increase, during the 12-month period ended December 31, 2007, for a total of 335,663. More importantly, customer margin grew over 6% in 2007 as results from our commercial customer segment were particularly strong. This performance occurred despite the slowdown in the new housing market. Customers added in the past 12 months are anticipated to contribute approximately $1.9 million to net income annually. Natural gas remains the fuel of choice within our service territory, with over 95% of all new homes constructed using natural gas as their primary heating source. The clean burning characteristics of natural gas and the 40% price advantage currently enjoyed by natural gas heat over alternative heating fuels typically used in our market should also support our efforts to acquire new customers in both the new housing and conversion markets. Substantial new economic development planned for the Atlantic City market is also expected to drive up housing demand in the coming years.

Non-Utility Delivers Strong Results: Non-utility operations produced income from continuing operations on a GAAP basis of $24.6 million and $4.5 million for the 12 months and three months ended December 31, 2007, respectively, compared with $36.4 million and $8.1 million for the same periods in 2006. On an Economic Earnings basis, non-utility income from continuing operations for 2007 was up 30% to $23.7 million, compared with $18.2 million earned for the same period in 2006. Economic Earnings for the year benefited primarily from the extremely strong performance posted by the wholesale segment of our commodity marketing business during 2007. Fourth quarter Economic Earnings were $7.2 million in 2007 and $7.9 million in 2006. Performance at our key non-utility business lines was as follows:

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Commodity Marketing – Our commodity marketing business produced Economic Earnings of $18.9 million in 2007, compared with $12.6 million in 2006. For the fourth quarter of 2007, Economic Earnings from commodity marketing were $6.0 million compared with $6.3 million for the prior year period. Commodity marketing maintains 10Bcf of gas storage capacity under management. Storage capacity creates opportunities for our wholesale commodity business to lock in attractive margins resulting from volatility in gas market pricing. We hedge an initial profit margin on each commodity transaction we enter into and then seek to build upon those margins by taking advantage of favorable market conditions.

•
On-Site Energy Production – Net income from our on-site energy production business contributed $3.6 million to SJI’s net earnings, compared with $3.4 million in 2006. This business added $0.7 million to SJI’s bottom line in the fourth quarter of 2007, compared with $0.9 million for the prior-year period. Performance benefited from the opening of additional projects. In the fourth quarter of 2007 we brought online two new projects. Burlington County Landfill Energy began commercial operations in October; and our third unit at the Atlantic County landfill went online in December. We also successfully raised the financing for the thermal plant serving the Echelon resort in Las Vegas during December. Our pursuit of energy project opportunities at a substantial number of proposed gaming projects in Atlantic City, Las Vegas and tribal areas is continuing. Marina develops, owns and operates on-site energy plants. We expect these projects to provide annuity-like income streams under long-term contracts.

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Retail Services – Retail services, which include appliance warranty and repair, HVAC installation, and meter reading, contributed $1.3 million to net income during 2007 compared with $2.1 million of net income for the prior year. For the fourth quarter, retail services contributed $0.5 million to net income, compared with $0.7 million from the same 2006 quarter.

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SJI’s Balance Sheet Remains Strong: SJI’s consolidated equity-to-capitalization ratio, inclusive of short-term debt, was 50.3% at December 31, 2007, compared with 44.4% at the year end 2006. At our utility the equity-to-capitalization ratio was 50.3% and 47.4% at December 31, 2007 and 2006, respectively. Strong earnings growth coupled with cash generated from operations that resulted in lower working capital needs produced the improvement. Our goal remains for this ratio to average close to 50% annually.

Explanation and Reconciliation of Non-GAAP Financial Measures:
This press release includes the non-GAAP financial measures of Economic Earnings and Economic Earnings per share. The accompanying schedule provides a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should not be considered as an alternative to GAAP measures, such as net income, operating income, earnings per share from continuing operations or any other GAAP measure of liquidity or financial performance.

We define Economic Earnings as: Income from continuing operations, (1) less the change in unrealized gains and plus the change in unrealized losses, as applicable and in each case after tax, on all commodity derivative transactions that we are marking to market, and (2) adjusting for realized gains and losses, as applicable and in each case after tax, on all hedges attributed to inventory transactions to align them with the related cost of inventory in the period of withdrawal. Economic Earnings is a significant performance metric used by our management to indicate the amount and timing of income from continuing operations that we expect to earn related to commodity transactions. Specifically, we believe that this financial measure indicates to investors the profitability of all portions of these transactions and not just the portion that is subject to mark-to-market valuation measurement. Considering only one side of the transaction can produce a false sense as to the profitability of our commodity marketing activities, as no change in value is reflected for the non-derivative portion of the transaction.

The following table presents a reconciliation of our income from continuing operations and earnings per share from continuing operations to Economic Earnings and Economic Earnings per share:

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	Three Months Ended
	December 31,
	2007	2006
	(in thousands)

Income
From Continuing Operations	$16,114	$20,341
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	3,054	(125)
Realized (Gains)/Losses on
Inventory Injection Hedges	(373)	(52)
Economic Earnings	$18,795	$20,164

Earnings per share
From Continuing Operations	$0.54	$0.69
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	0.10	0.00
Realized (Gains)/Losses on
Inventory Injection Hedges	(0.01)	0.00
Economic Earnings per share	$0.63	$0.69

Non-Utility Income
From Continuing Operations	$4,496	$8,084
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	3,054	(125)
Realized (Gains)/Losses on
Inventory Injection Hedges	(373)	(52)
Economic Earnings	$7,177	$7,907

Commodity Marketing Income
From Continuing Operations	$3,313	$6,484
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	3,054	(125)
Realized (Gains)/Losses on
Inventory Injection Hedges	(373)	(52)
Economic Earnings	$5,994	$6,307

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	Twelve Months Ended
	December 31,
	2007	2006
	(in thousands)

Income
From Continuing Operations	$62,659	$72,250
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	(2,141)	(21,615)
Realized (Gains)/Losses on
Inventory Injection Hedges	1,289	3,401
Economic Earnings	$61,807	$54,036

Earnings per share
From Continuing Operations	$2.12	$2.47
Minus/Plus:
Unrealized Mark-to-Market
Gains)/Losses	(0.07)	(0.74)
Realized (Gains)/Losses on
Inventory Injection Hedges	0.04	0.12
Economic Earnings per share	$2.09	$1.85

Non-Utility Income
From Continuing Operations	$24,600	$36,412
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	(2,141)	(21,615)
Realized (Gains)/Losses on
Inventory Injection Hedges	1,289	3,401
Economic Earnings	$23,748	$18,198

Commodity Marketing Income
From Continuing Operations	$19,736	$30,821
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	(2,141)	(21,615)
Realized (Gains)/Losses on
Inventory Injection Hedges	1,289	3,401
Economic Earnings	$18,884	$12,607

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Webcast and Conference Call Details
South Jersey Industries’ Chairman and CEO, Edward J. Graham, will be hosting an open conference call and webcast on Thursday, February 28, 2008 at 2:00pm EST to discuss the company’s 2007 results and future prospects. To participate in the conference call, dial 1-888-679-8035 approximately 15 minutes ahead of the scheduled time and enter the participant passcode 53861894. To access the webcast simply visit the South Jersey Industries website at http://www.sjindustries.com, click on Investors and then click on the webcast icon. A recorded version of the webcast will be available at SJI’s website. A rebroadcast of the conference call will also be available by calling 1-888-286-8010 and entering the code: 97087435. SJI encourages shareholders, media and members of the financial community to listen to the conference call or webcast.

Forward-Looking Statement
This news release contains forward-looking statements. All statements other than statements of historical fact included in this press release should be considered forward-looking statements made in good faith by the Company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release words such as “anticipate”, “believe”, “expect”, “estimate”, “forecast”, “goal”, “intend”, “objective”, “plan”, “project”, “seek”, “strategy”
and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; the timing of new projects coming online; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers, suppliers or business partners to fulfill their contractual obligations; and changes in business strategies. SJI assumes no duty to update these statements should actual events differ from expectations.

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About South Jersey Industries
South Jersey Industries (NYSE: SJI) is an energy services holding company for utility and non-regulated businesses.  A member of the KLD Global Climate 100 Index, SJI offers solutions to global warming through renewable energy, clean technology and efficiency.  South Jersey Gas, one of the fastest growing natural gas utilities in the nation, strongly advocates the efficient use of energy while safely and reliably delivering natural gas in southern New Jersey. South Jersey Energy Solutions, the parent of SJI’s non-regulated businesses, provides innovative, environmentally friendly energy solutions that help customers control energy costs. South Jersey Energy acquires and markets natural gas and electricity for retail customers and offers energy-related services. Marina Energy develops and operates energy projects including thermal facilities serving hot and chilled water for casinos, cogeneration facilities and landfill gas-to-electricity facilities.  South Jersey Resources Group provides wholesale commodity marketing and risk management services.  South Jersey Energy Service Plus installs, maintains and services heating, air conditioning and water heating systems, services appliances, installs solar systems and performs energy audits. For more information about SJI and its subsidiaries, visit http://www.sjindustries.com.

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SOUTH JERSEY INDUSTRIES, INC. AND SUBSIDIARIES
COMPARATIVE EARNINGS STATEMENTS
(In Thousands Except for Per Share Data)
UNAUDITED
	Three Months Ended
	December 31,
	2007	2006
Operating Revenues:
Utility	$169,933	$163,831
Nonutility	90,123	86,512

Total Operating Revenues	260,056	250,343

Operating Expenses:
Cost of Sales - (Excluding depreciation)
- Utility	119,087	113,574
- Nonutility	74,376	67,327
Operations	21,956	18,220
Maintenance	1,899	1,314
Depreciation	7,058	6,866
Energy and Other Taxes	3,292	3,072

Total Operating Expenses	227,668	210,373

Operating Income	32,388	39,970

Other Income and Expense	1,238	1,239
Interest Charges	(7,092)	(7,625)

Income Before Income Taxes	26,534	33,584

Income Taxes	(10,706)	(13,467)
Equity in Affiliated Companies	286	224

Income from Continuing Operations	16,114	20,341

Loss from Discontinued Operations - (Net of tax benefit)	(155)	(440)

Net Income	$15,959	$19,901

Basic Earnings per Common Share:
Continuing Operations	$0.54	$0.70
Discontinued Operations	(0.01)	(0.02)

Basic Earnings per Common Share	$0.53	$0.68

Average Shares of Common Stock Outstanding - Basic	29,574	29,282

Diluted Earnings per Common Share:
Continuing Operations	$0.54	$0.69
Discontinued Operations	(0.01)	(0.01)

Diluted Earnings per Common Share	$0.53	$0.68

Average Shares of Common Stock Outstanding - Diluted	29,688	29,396

	Twelve Months Ended
	December 31,
	2007	2006
Operating Revenues:
Utility	$611,007	$601,999
Nonutility	345,364	329,429

Total Operating Revenues	956,371	931,428

Operating Expenses:
Cost of Sales - (Excluding depreciation)
- Utility	433,495	431,615
- Nonutility	273,206	244,522
Operations	73,577	66,225
Maintenance	6,345	5,538
Depreciation	27,942	26,249
Energy and Other Taxes	12,183	11,477

Total Operating Expenses	826,748	785,626

Operating Income	129,623	145,802

Other Income and Expense	2,422	2,672
Interest Charges	(27,215)	(27,671)

Income Before Income Taxes	104,830	120,803

Income Taxes	(43,056)	(49,683)
Equity in Affiliated Companies	885	1,130

Income from Continuing Operations	62,659	72,250

Loss from Discontinued Operations - (Net of tax benefit)	(391)	(818)

Net Income	$62,268	$71,432

Basic Earnings per Common Share:
Continuing Operations	$2.13	$2.48
Discontinued Operations	(0.02)	(0.03)

Basic Earnings per Common Share	$2.11	$2.45

Average Shares of Common Stock Outstanding - Basic	29,480	29,175

Diluted Earnings per Common Share:
Continuing Operations	$2.12	$2.47
Discontinued Operations	(0.02)	(0.03)

Diluted Earnings per Common Share	$2.10	$2.44

Average Shares of Common Stock Outstanding - Diluted	29,593	29,261